UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2016

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On May 26, 2016, the Board of Directors of HCSB Financial Corporation (the “Company’) appointed John T. Pietrzak as a member of the Company’s Board of Directors, effective immediately. Mr. Pietrzak was also appointed to the Board of Directors of the Company’s subsidiary bank, Horry County State Bank. Mr. Pietrzak will serve as the director representative for Castle Creek Capital Partners VI, LP (“Castle Creek”) under the side letter agreement entered into between the Company and Castle Creek dated April 11, 2016, which provides that Castle Creek is entitled to have one representative appointed to the Company’s Board of Directors for so long as it, together with its respective affiliates, owns, in the aggregate, 5% or more of all of the outstanding shares of common stock or 50% or more of its purchased shares. Mr. Pietrzak is a Managing Principal of Castle Creek Capital and has worked as a member of that company’s senior management team since 2005. Mr. Pietrzak holds a Bachelor of Science in Accounting from Indiana University and an M.B.A. from The Wharton School at the University of Pennsylvania and is a CFA charter holder.

No committee appointments for Mr. Pietrzak have been made at this time. There has been no transaction, or proposed transaction, to which we were or are to be a party in which Mr. Pietrzak had or has a direct or indirect material interest required to be disclosed under Item 404(a) of SEC Regulation S-K. The Company currently does not pay director fees or fees for attending committee meetings.

(e)      On May 26, 2016, the Company and the Bank entered into a noncompete agreement with Jan H. Hollar, the Company’s and the Bank’s Chief Executive Officer. Under the terms of the noncompete agreement, Ms. Hollar is entitled, upon termination of her employment, to receive an amount equal to her then current monthly base salary on the last business day of each month for a period of twelve months following her termination of employment with the Company and the Bank in exchange for her agreement to abide by certain restrictive covenants regarding competition with the Company and the Bank for twelve months following her termination of employment.

A copy of Ms. Hollar’s noncompete agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The description of this agreement is qualified in its entirety by reference to the full text of the noncompete agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2015, the Company’s Board of Directors amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to decrease the minimum size of the Board of Directors, to permit shares of the Company’s capital stock to be held in uncertificated form, to opt out of the South Carolina Control Share Acquisitions Statute, and to update certain other provisions of the Amended and Restated Bylaws for recent developments with the Company, including to delete references to the Company’s Series T Preferred Stock, which was repurchased and cancelled by the Company on April 11, 2016.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of HCSB Financial Corporation

10.1	Noncompete Agreement between the Company, the Bank, and Jan H. Hollar, dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: June 1, 2016	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of HCSB Financial Corporation

10.1	Noncompete Agreement between the Company, the Bank, and Jan H. Hollar, dated May 26, 2016